Exhibit 10.32


            Summary of Management Incentive Plan
                And Share the Success Program


Management Incentive Program

The Company's Management Incentive Plan ("MIP") provides that participating management employees may receive a percentage of their salary as a bonus. Generally all full-time, permanent exempt manager level employees participate in MIP. MIP payments are calculated as a percentage of base compensation, based on performance by the Company relative to criteria that are established and weighted by the Compensation Committee of the Board of Directors. Those criteria are based on measurements of the Company's performance deemed to be relevant to manager level employees on a broad scale, and to a level of performance that is deemed to be attainable, indicative of corporate accomplishment, and likely to lead to corporate success. They may include operational criteria and on corporate financial performance. Operational criteria (such as completion factor, on-time performance, etc.) will be designed to target performance levels deemed to be desirable, and will generally be similar to criteria used to establish bonus plans for non-exempt (hourly) employees.
Two or more levels of participation may be created, to reflect different levels of participation for various levels of management. Frequency of payment, not less than annually, will be determined by the Compensation Committee.


Share the Success Program

The Company's Share the Success Program ("Share the Success") provides that eligible hourly employees (not participating in MIP) may receive a percentage of their salary as a bonus. Eligibility is based on minimum hours and length of tenure, to be established by the Compensation Committee. Share the Success payments are paid as a lump sum per performance target achieved, based on performance by the Company relative to criteria that are established and weighted by the Compensation Committee of the Board of Directors. Those criteria are based on measurements of the Company's performance deemed to be relevant to employees generally, and to a level of performance that is deemed to be attainable, indicative of corporate accomplishment, and likely to lead to corporate success. They may include operational criteria and on corporate financial performance. Operational criteria (such as completion factor, on-time performance, etc.) will be designed to target performance levels deemed to be desirable, and will generally be similar to criteria used for MIP.